EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13D, dated November 12, 2009, with respect to the ordinary shares, par value €0.01 per share, of Invitel Holdings A/S is, and any amendments thereto executed by each of us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an Exhibit to the Schedule 13D and each such amendment.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 12th day of November, 2009.

MID EUROPA III MANAGEMENT LIMITED

By:	/s/ Marcus Leese
Name: Marcus Leese
Title: Director

MID EUROPA III GP LP acting by its general partner
MID EUROPA III MANAGEMENT LIMITED

By:	/s/ Marcus Leese
Name: Marcus Leese
Title: Director

MID EUROPA FUND III LP acting by its general partner
MID EUROPA III GP LP itself acting by its general partner
MID EUROPA III MANAGEMENT LIMITED

By:	/s/ Marcus Leese
Name: Marcus Leese
Title: Director

HUNGARIAN TELECOM LP acting by its general partner
MID EUROPA III MANAGEMENT LIMITED

By:	/s/ Marcus Leese
Name: Marcus Leese
Title: Director

HUNGARIAN TELECOM (NETHERLANDS) COOPERATIEF U.A.

By: TRUST INTERNATIONAL MANAGEMENT (T.I.M.) B.V. (Managing Director A)

/s/ Huug Braamskamp	/s/ Carolyn Seeger
Name: Huug Braamskamp	Name: Carolyn Seeger
Title: Attorney in Fact	Title: Attorney in Fact

By: EUROPE MANAGEMENT COMPANY B.V. (Managing Director B)

/s/ Huug Braamskamp	/s/ Carolyn Seeger
Name: Huug Braamskamp	Name: Carolyn Seeger
Title: Attorney in Fact	Title: Attorney in Fact